EXHIBIT 11



CityFed Financial Corp.
Statement Regarding the Computation of Basic Loss Per Common Share

For the Years Ended December 31, 2003 and 2002

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                                                                  Year Ended December 31,
                                                                  -----------------------
                                                               2003                    2002
                                                               ----                    ----
Computation of Basic Loss Per Share:
Weighted average number of shares outstanding               19,023,826               18,716,134
                                                            ==========               ==========
Income (loss) applicable to common stock:1
From Continuing Operations                                $(8,488,000)             $(8,602,000)
                                                          ============             ============
From Discontinued Operations                                   $26,000                $(60,000)
                                                               =======                =========
Net Loss                                                  $(8,462,000)             $(8,662,000)
                                                          ============             ============
Basic loss per share:
From Continuing Operations                                     $(0.45)                  $(0.46)
                                                               =======                  =======
From Discontinued Operations                                   $     -                  $     -
                                                               =======                  =======
Net Loss                                                       $(0.45)                  $(0.46)
                                                               =======                  =======














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1/  Losses applicable to common stock are net of preferred  stock  dividends for the years ended
December 31, 2003 and 2002 in the amount of $8,634,000, and $8,634,000, respectively
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